BYLAWS

                                       OF

                                 ADMIRALTY BANK
                               JUNO BEACH, FLORIDA


                                    ARTICLE I

                             Meeting of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on the third Thursday in March of each year or at such other time designated by the Board of Directors of the corporation. If the designated day shall fall on a legal holiday, then the meting shall be held on the first business day thereafter.

Section 2. Special Meetings. Special Meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 20% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or shareholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of shareholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Board of Directors.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 or more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at this address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.

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Section 6. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law, the Articles of Incorporation of the corporation or these Bylaws.

Section 7. Inspectors of Election. The Board of Directors shall appoint at each annual meeting two persons, who need not be shareholders, to act as Inspectors of Election at all meetings of the shareholders, until the close of the next annual meeting. No candidate for the office of Director shall act as Inspector of Election. If there be a failure to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant, the Board of Directors present at the meeting may choose temporary Inspectors of the number required. The Inspectors appointed to act at any meeting of the shareholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality, and according to the best of their ability.

Section 8. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 9. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date thereof unless otherwise provided in the proxy.

Section 10. List of Shareholders. The Directors shall cause the Secretary, or other officer designated by them who has charge of the transfer books and the stock books, to make at least ten days before each meeting of shareholders, a complete list of all the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number of shares held by each. The Board of Directors shall produce such books and list at the time and place of the meeting, to remain there during the meeting.

Section 11. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of the corporation to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes than would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as provided by law.

Section 12. Waiver of Irregularities. All informalities and irregularities in calls, notices of meeting and in the manner of voting, form of proxy, credentials, and methods of ascertaining those present, shall be deemed waived if no objection is made thereto at the meeting.


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                                   ARTICLE II

                                    Directors

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be resident of Florida or shareholders of the corporation.

Section 3. Compensation. The Board of Directors shall authority to fix the compensation of directors.

Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5. Number of Directors. The corporation shall have not less than five nor more than twelve directors as may be determined by the Board of Directors from time to time.

Section 6. Election and Term. At each annual meeting of shareholders, the directors shall be elected to hold office for a term of one year. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, but only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 9. Quorum and Voting. Unless otherwise provided by the Articles of Incorporation of the corporation or these Bylaws, a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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




Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as is provided by law.


Section 11. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders and at such other times as the Board of Directors may determine. Written notice of the time and place of meetings of the Board of Directors, other than the regular annual meeting, shall be given to each director by either personal delivery, telegram or cablegram, at least three days before the meeting or by notice mailed to the director at least ten days before the meeting.

     Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need by specified in the notice or waiver of notice of such meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Meetings of the Board of Directors may be called by the President of the corporation or by any one director.

     Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 12. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board Directors of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the


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case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.


                                   ARTICLE III

                                    Officers

Section 1. Officers. The officers of the corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, one or more of whom may be designated as an Executive or Senior Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected of appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The Board of Directors shall have authority to fix the compensation of officers.

Section 2. Duties. The officers of this corporation shall have the following duties:

     The Chairman of the Board of Directors shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business and affairs of the corporation, subject to the directions of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

     The Vice Chairman of the Board of Directors in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors and shall perform such other duties as may be prescribed by the Chairman of the Board and the Board of Directors.

     The President shall be the chief operating officer of the corporation, in absence of the Chairman of the Board shall have general and active management of the business and affairs of the corporation, subject to the directions of the Board of Directors, and shall perform such other duties as may be prescribed by the Chairman of the Board and the Board of Directors.

     The Vice President(s), if any, shall perform such duties as may be prescribed by the President or the Board of Directors.

     The Secretary shall have custody of, and maintain, all of the corporate records except the financial records: shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

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     The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Such other officers and assistant officers and agents who are elected or appointed by the Board of Directors shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

Section 3 Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

     Any vacancy in any office may be filled by the Board of Directors.


                                   ARTICLE IV

                               Stock Certificates

Section 1. Issuance. Every holder of shares in the corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificates shall be issued for any share until such share is full paid.

Section 2. Form. Certificates representing shares in the corporation shall be signed by the President or a Vice President and the Secretary or Chairman of the Board, and may be sealed with the seal of the corporation or a facsimile thereof.

Section 3 Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

Section 4. Lost, Stolen or Destroyed Certificates. If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the corporation, a new certificate shall be issued upon the making of any affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.


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

                                    ARTICLE V

                                Books and Records

Section 1. Books and records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

     The corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each.

     Any books, records and minutes may be in written form or in any other form capable of being converted into written form with a reasonable time.

Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for at least five percent of the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, records of accounts, minutes and records of shareholders and to make extracts therefrom.

Section 3. Financial Information. Not later than four months after the close of each fiscal year, the corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

     Upon the written request of any shareholder of holder of voting trust certificates for shares of the corporation, the corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in Florida, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholders or holder of voting trust certificates, in person or by agent.


                                   ARTICLE VI

                                    Dividends

     The Board of Directors of the corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except

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when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the provisions of the Florida statutes.


                                   ARTICLE VII

                                 Corporate Seal

     The Board of Directors shall provide a corporate seal which shall be in circular form.


                                  ARTICLE VIII

                                   Fiscal Year

     The fiscal year of the corporation shall end on December 31.


                                   ARTICLE IX

                                 Indemnification

Section 1. Legal Proceedings. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 2. Actions by the Corporation. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed

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action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. Expenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 4. Determination to Indemnify. Any indemnification under Section 1 or
Section 2, unless pursuant to determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2. Such determination shall be made:

          (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action suit or proceeding;

          (b) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (c) By the shareholders of a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding.

Section 5. Advance of Expenses. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in Section ___ that the director, officer, employee or agent met the applicable standard of conduct set forth in Section 1 or Section 2 or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such

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amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

Section 6. Other Indemnification. The corporation may make any other of further indemnification of any of its directors, officers, employees or agents, under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct.

Section 7. Continuation. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of this Article.

Section 9. Notice to Shareholders. If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid and the nature and status at the time of such payment of the litigation or threatened litigation.


                                    ARTICLE X

                                   Amendments

These Bylaws may be altered, amended, repealed or added to by the affirmative vote of at least 75% of the then members of the Board of Directors of this corporation at any regular meeting of the Board, or at a special meeting of directors called for that purpose. These Bylaws and any amendments thereto, and new Bylaws added by the Board of Directors, may be amended, altered or replaced by the shareholders at any annual or special meeting of the shareholders by the affirmative vote or written consent of the holders of at least 75% of the issued and outstanding shares of common stock of the corporation then entitled to vote.


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

                                     BYLAWS

                                       OF

                                 ADMIRALTY BANK
                               JUNO BEACH, FLORIDA



Board of Directors meeting Wednesday, January 15, 1992.

                                    ARTICLE X

                                   AMENDMENTS

"These Bylaws may be altered, amended, repealed or added to by the affirmative vote of 75% of the then members of the Board of Directors of this corporation at any regular meeting of the Board, or at a special meeting of directors called for that purpose. These Bylaws and any amendments thereto, and new Bylaws added by the Board of Directors, may be amended, altered or replaced by the shareholders at any annual or special meeting of the shareholders by the affirmative vote or written consent of the holders of at least 75% of the issued and outstanding shares of common stock of the corporation then entitled to vote."

Within the context of this authority, the Board of Directors hereby amend:

Article II - Directors.

Addition to:

Section 13. The Board of Directors shall elect one of its members to be the Chairman of the Board. The duties of the Chairman shall be to preside at all meetings of the shareholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

             It shall not be the responsibility of the Chairman of the Board to be the Chief Executive Officer. If the Chairman of the Board of Directors is absent from a meeting of the Board, the Board shall select one of the Directors to serve as Chairman of such meeting.

Article III - Officers

Section 1. Officers. The officers of the corporation shall consist of a President, Secretary,

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Treasurer, one or more Vice Presidents, one or more of whom may be designated as an Executive or Senior Vice President, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The Board of Directors shall have the authority to fix the compensation of officers.

Section 2. Duties. The officers of this corporation shall have the following duties:

          Delete the first two paragraphs referring to the Chairman of the Board, and the Vice Chairman of the Board. Replace with the following wording:

          The President of the corporation, shall have general and active management of the business and affairs of the corporation, subject to the directions of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

               The Vice President(s) - No change

               The Secretary         - No change

               The Treasurer         - No change


Section 3.  Removal of Officers. No change.